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                 Subsidiaries
                 ------------

MUSE Federal Systems Group, Inc.-New Mexico

Virtual Presence, LTD-U.K.

Virtual Presence, Inc.-Delaware

Virtual Presence Medical, LTD-U.K. (inactive)

VR Solutions, LTD-U.K. (inactive)

SARL SIM Team-France (92% owned by registrant)

Simulation Solutions, LTD-U.K.

Advanced Visual Systems Inc.-Delaware

Advanced Visual Systems A/S-Denmark

Advanced Visual Systems Sarl-France

Advanced Visual Systems GmbH-Germany

Advanced Visual Systems Ltd.-U.K.

Advanced Visual Systems SRL-Italy